UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2016

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Entry into Securities Purchase Agreement and Debenture

On July 26, 2016, Soupman, Inc. (the “ Company ”) entered into a Securities Purchase Agreement (the “ Securities Purchase Agreement ”) with Hillair Capital Investments, L.P. (the “ Investor ”), pursuant to which on July 28, 2016 (the “ Closing Date ”),  the Company sold an aggregate of $3,360,000.00 in principal amount of an original issue discount senior secured convertible debenture (the “ Debenture ”), for an aggregate purchase price of $3,000,000.00 to the Investor.

The Debenture matures on April 1, 2018 and bears interest at the rate of 8% per annum, subject to adjustment under certain conditions. The Debenture is convertible at the option of the Investor, at any time commencing 120 days after the Closing Date,  into shares of the Company’s common stock (the “ Common Stock ”) at an initial conversion price (as may be adjusted, the “ Conversion Price ”) of $.02 per share, subject to certain ownership limitations and adjustment provisions. The Conversion Price is subject to reduction in the event the Company sells any shares of Common Stock (or Common Stock equivalents) for an effective price per share of less than the then Conversion Price to an amount equal to the lower effective price per share. Beginning on July 1, 2017, the Company has agreed to pay the Investor Quarterly Redemption Amount payments of $840,000 together with accrued interest thereon.  The Company also has the right, under certain circumstances, to pay the Quarterly Redemption Amount in Common Stock. Pursuant to the terms of the Debenture, the Company has agreed to certain negative covenants, including not to incur any other indebtedness, for so long as any portion of the Debenture remains outstanding.

The Company’s obligations under the Debenture are secured by a lien on all of the Company’s assets, including a pledge of the securities of the Company’s subsidiaries, pursuant to the terms of a Security Agreement (the “ Security Agreement ”) entered into as of July 26, 2016, between the Company and the Investor.

In connection with the sale to the Investor of the Debenture, the Company issued to the Investor 672 shares of its Series D Preferred Stock.  The shares of Series D Preferred Stock are non-voting, have a stated value of $1,000 a share and, commencing 120 days after the Closing Date, are convertible into Common Stock at a conversion price of $.02 per share, subject to certain ownership limitations and adjustment provisions.

In addition, Penny F. Hart, a secured creditor of the Company, entered into a Subordination Agreement with the Company and the Investor, dated as of July 27, 2016, to permit and facilitate the transaction with the Investor.

The foregoing summary provides only a brief description of the Securities Purchase Agreement, the Debenture, the Security Agreement, the Certificate of Designations for the Series D Preferred Stock and the Subordination Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 10.1 through 10.5 and incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Securities Purchase Agreement and the agreements entered into in connection therewith, including the Debenture, is incorporated into this Item 2.03 by reference. The disclosure in this Item 2.03 is qualified by reference to the applicable information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.02.          Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date the Company consummated the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Debenture and Series D Preferred Stock. The issuance and sale of the Debenture and Series D Preferred Stock is exempt from registration under Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, because the transactions do not involve a public offering. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Debenture.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 7.01          Regulation FD Disclosure.

On July 29, 2016, Soupman, Inc. released a press release announcing the investment pursuant to the Securities Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated July 26, 2016, by and between Soupman, Inc. and Hillair Capital Investments, L.P.
10.2	Debenture, dated July 28, 2016, issued by Soupman, Inc. to Hillair Capital Investments, L.P.
10.3	Security Agreement, dated July 28, 2016, by and between Soupman, Inc. and Hillair Capital Investments, L.P.
10.4	Certificate of Designations of Rights, Limitations and Preferences of the Series D Preferred Stock, as filed on July 27, 2016
10.5	Subordination Agreement by and among Soupman, Inc., Penny Hart and Hillair Capital Investments , L.P., dated July 27, 2016
99.1	Press Release of Soupman, Inc. issued on July 29, 2016 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2016	SOUPMAN, INC.

	By:	/s/ Robert Bertrand
Name: Robert Bertrand
Title: Chief Financial Officer